Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUANTUM CORPORATION”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF AUGUST, A.D. 2022, AT 1:34 O`CLOCK P.M.

2115952 8100    Authentication: 204205777
SR# 20223311085    Date: 08-19-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF QUANTUM CORPORATION
Quantum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:
1.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 28, 1987. The most recent Amended and Restated Certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on August 8, 2007, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 17, 2017 and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 6, 2017.
2.This amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.
3.The first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:

"This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 225,000,000, with a par value of $0.01 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 20,000,000, with a par value of $0.01 per share.

The Board of Directors of the Corporation, subject to any restrictions contained in Delaware law, the Bylaws, any preferences and relative, participating, optional or other special rights of any outstanding class or series of Preferred Stock of the Corporation and any qualification or restrictions on the Common Stock created thereby, may declare and pay dividends upon the shares of its capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve."

4.All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.

State of Delaware Secretary of State
Division of Corporations
Delivered 01:34 PM08/19/2022 FILED 01:34 PM 08/19/2022
SR 20223311085 - File Number 2115952

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized Chief Legal Officer this 19th day of August, 2022.

QUANTUM CORPORATION

By:        Isl Brian E. Cabrera Brian E. Cabrera
Senior Vice President, Chief Legal Officer, and Secretary